EXHIBIT 99.1


           1996 Stock Option Plan of SJNB Financial Corp., as Amended



                            1996 STOCK OPTION PLAN OF
                              SJNB FINANCIAL CORP.
                          (as amended on May 27, 1998)

ARTICLE 1.        INTRODUCTION.

The Plan was adopted by the Board on March 27, 1996, effective as of May 22, 1996. The Plan replaces the SJNB Financial Corp. 1992 Employee Stock Option Plan and the SJNB Financial Corp. 1992 Director Stock Option Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose with grants of Options, which may constitute incentive stock options or nonstatutory stock options.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except their choice-of-law provisions).

ARTICLE 2.        ADMINISTRATION

2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

         (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

         (b)      Such   requirements  as  the  Internal   Revenue  Service  may
                  establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

     The Board may also appoint one or more separate committees of the Board, each consisting of two or more directors of the Company who need not satisfy the foregoing requirements. Such committees may administer the Plan with respect to Key Employees who are not subject to section 16 of the Exchange Act or section 162(m) of the Code, may grant Options under the Plan to such Key Employees and may determine all terms of such Options.


2.2  COMMITTEE  RESPONSIBILITIES.   The  Committee  shall  (a)  select  the  Key
     Employees who are to receive Options under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Options, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.        SHARES AVAILABLE FOR GRANTS.

3.1 BASIC LIMITATIONS. The aggregate number of Options awarded under the Plan shall not exceed 460,000, subject to Section 3.2. No grants shall be made under the Predecessor Plan after May 22, 1996. The limitation of this Section shall be subject to all adjustment pursuant to Article 7.

3.2 ADDITIONAL SHARES. If an Option granted under this Plan or the Predecessor Plan is forfeited or terminates for any other reason before being exercised in full, then the Common Shares corresponding to the unexercised portion of such Option shall become available for new grants under this Plan.

ARTICLE 4.        ELIGIBILITY

4.1 GENERAL RULES. Only Key Employees shall be eligible for designation as Optionees by the Committee. Key Employees who are Outside Directors shall only be eligible for the grant of the NSOs described in Section
         4.2 and for making an election described in Article 8.

4.2 OUTSIDE DIRECTORS. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following conditions:

         (a) Outside Directors shall receive no Options except as described in this Section 4.2 and Article 8.

         (b) Each Outside Director who serves as a member of the Board on June 1, 1996, shall receive a one-time grant of an NSO covering 5,000 Common Shares (subject to adjustment under Article 7). Such NSO shall be granted on June 1, 1996.

         (c) Each Outside Director who serves as a member of the Board on March 1 of any year after 1996 shall receive an NSO covering 5,000 Shares (subject to adjustment under Article 7).

         (d) Each NSO granted to an Outside Director under this Section 4.2 shall become exercisable in four installments at 12-month intervals over the 48-month period following the date of grant. The first installment shall consist of 40% of the Common Shares subject to such NSO, and each of the three subsequent installments shall consist of 20% of the Common Shares subject to such NSO. All NSOs granted to an Outside Director under this Section 4.2 shall become exercisable in full in the event of:

                  (i) The termination of such Outside Director's service because of death, total and permanent disability or retirement at or after age 70; or

                  (ii) A Change in Control with respect to the Company.

         (e) The Exercise Price under all NSOs granted to an Outside Director under this Section 4.2 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2,
                  6.3 and 6.4.

         (f) All NSOs granted to an Outside Director under this Section 4.2 shall terminate on the earliest of:

                  (i)      The 10th anniversary of the date of grant;

                  (ii) The date three months after the termination of such Outside Director's service for any reason other than death or total and permanent disability; or

                  (iii) The date 12 months after the termination of such Outside Director's service because of death or total and permanent disability.

4.3 INCENTIVE STOCK OPTIONS. A Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5.        OPTION GRANTS.

5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options and pays the exercise price in the form described in Section 6.2.

5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 7. Options granted to any Optionee in a single calendar year shall in no event cover more than 100,000 Common Shares, subject to adjustment in accordance with
         Article 7.

5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

5.5 EFFECT IF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6.        PAYMENT FOR OPTION SHARES.

6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

         (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this
                  Article 6.

         (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3 EXERCISE/SALE To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note.

6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.        PROTECTION AGAINST DILUTION.

7.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options available for future grants under Article 3, (b) the limitation set forth in Section 5.2, (c) the number of NSOs to be granted to Outside Directors under
          Section 4.2, (d) the number of Common Shares covered by each outstanding Option or (e) the Exercise Price under each outstanding Option. Except as provided in this Article 7, an Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

7.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

ARTICLE 8.        PAYMENT OF DIRECTOR'S FEES IN OPTIONS.

8.1      EFFECTIVE DATE.   No  provision  of  this  Article 8 shall be effective
         unless  and until the Board has determined to implement such provision.

8.2 ELECTIONS TO RECEIVE NSOs. An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash or NSOs, or a combination thereof, as determined by the Board. Such NSOs shall be issued under the Plan. An election under this Article 8 shall be filed with the Company on the prescribed form.

8.3 NUMBER AND TERMS OF NSOs. The number of NSOs to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs shall also be determined by the Board.

ARTICLE 9.        LIMITATION ON RIGHTS.

9.1 RETENTION RIGHTS. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee or director of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

9.2 SHAREHOLDERS' RIGHTS. An Optionee shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Option prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Article 7.

9.3 REGULATORY REQUIREMENTS. other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 10.       LIMITATION ON PAYMENTS

10.1 BASIC RULE. Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of an Optionee (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of granting an Option or at any time thereafter, may specify in writing that such Option shall not be so reduced and shall not be subject to this Article 10. For purposes of this Article 10, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

10.2 REDUCTION OF PAYMENTS If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Optionee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Optionee may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Optionee within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Optionee promptly of such election. For purposes of this
         Article 10, the present value shall be  determined  in accordance  with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 10 shall be binding upon the Company and the Optionee and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Optionee such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Optionee in the future such amounts as become due to him or her under the Plan.

10.3 OVERPAYMENTS AND UNDER PAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Optionee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Optionee which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Optionee to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Optionee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

10.4 RELATED CORPORATIONS. For purposes of this Article 10, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 11.       WITHHOLDING TAXES.

11.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares until such obligations are satisfied.

11.2 SHARE WITHHOLDING. The Committee may permit an Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 12.       ASSIGNMENT OR TRANSFER OF OPTIONS.

Except as provided in Article 11, an Option granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Article 12 shall be void. However, this Article 12 shall not preclude an Optionee from designating a beneficiary who will receive any outstanding Options in the event of the Optionee's death, nor shall it preclude a transfer of Options by will or by the laws of descent and distribution.

ARTICLE 13.       FUTURE OF THE PLAN.

13.1 TERM OF THE PLAN The Plan, as set forth herein, was adopted on March 27, 1996, subject to the approval of the Company's shareholders at the 1996 annual meeting. The Plan shall become effective on May 22, 1996. The Plan shall remain in effect until it is terminated under Section 13.2, except that no ISOs shall be granted after May 21, 2006.

13.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan, except that the provisions of
         Section 4.2 relating to the amount, price and timing of Option grants to Outside Directors shall not be amended more often than permitted by Rule 16b-3 under the Exchange Act. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 14.       DEFINITIONS.

14.1 "Board" means the Company's Board of Directors, as constituted from time to time.

14.2 "Change in Control" shall mean the occurrence of any of the following. events:

         (a) Approval by the shareholders of the Company of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if either:

                  (A) The Company is not the continuing or surviving entity; or

                  (B) More than 50% of the combined voting power of the Company's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

         (b) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

                  (A) Had been directors of the Company 24 months prior to such change; or

                  (B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or


         (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

14.3     "Code" means the Internal Revenue Code of 1986, as amended.

14.4     "Committee" means a committee of the Board, as described in Article 2.

14.5     "Common Share" means one share of the common stock of the Company.

14.6     "Company" means SJNB Financial Corp., a California corporation.

14.7     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

14.8 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

14.9 "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:


         (a) If the Common Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

         (b) If the Common Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the Nasdaq system for such date;

         (c) If the Common Shares are traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

         (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

14.10 "ISO" means an incentive stock option described in section 422(b) of the Code.

14.11 "Key Employee" means (a) a common-law employee of the Company, a Parent or a Subsidiary or (b) an Outside Director. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

14.12 "NSO" means a stock option not described in sections 422 or 423 of the Code.

14.13 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

14.14    "Optionee" means an individual or estate who holds an Option.

14.15 "Outside Director" shall mean a member of the Board who is not a common-law employee of the Company, a Parent or a Subsidiary.

14.16 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.17 "Plan" means this 1996 Stock Option Plan of SJNB Financial Corp., as amended from time to time.

14.18 "Predecessor Plan" means the SJNB Financial Corp. 1992 Employee Stock Option Plan and 1992 Director Stock Option Plan.

14.19    "Stock Option Agreement" means the agreement between the Company and an
         Optionee  which  contains  the  terms,  conditions  and   restrictions
         pertaining to his or her Option.

14.20 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 15.       EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

SJNB Financial Corp.



S/J. Kenny
James R. Kenny
President &
Chief Executive Officer